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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the use of our reports dated March 26, 1997 on the consolidated financial statements and schedule of Drypers Corporation and subsidiaries, and to all references to our Firm included in this Registration Statement.

Arthur Andersen LLP

Houston, Texas
August 20, 1997